EXHIBIT 99.2

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered this ___ day of _________ 200_, by and between WAL-PAT, LLC, a North Carolina limited liability company (the “Lessor’’); and FLANDERS/PRECISIONAIRE CORP., a North Carolina corporation (the “Lessee”).

W I T N E S S E T H:

1.             PREMISES LEASED. Lessor hereby leases to Lessee that certain tract or parcel of land located in the County of Fort Bend, State of Texas, and being more particularly described on Exhibit A attached hereto and incorporated herein by reference together with any and all improvements thereon (the “Premises”).

2.	TERM.

a.              The term of this lease shall commence __________, 20__ and shall continue for a period of twenty (20) Lease Years until ______________, 20__. As used herein, the term “Lease Year” shall mean a period of one (1) year, with the first Lease Year beginning on the date hereof and expiring on the day preceding the first anniversary of this Lease and each subsequent Lease Year commencing upon the expiration of the prior Lease Year and continuing until the next subsequent anniversary of the Commencement Date.

b.              The lease term shall expire at the end of the term specified above unless the term ends on a day other than the last day of the month, in which case the term shall expire at 12:00 midnight on the last day of the month in which the term would otherwise end.

3.	RIGHT TO EXTEND TERM. Intentionally omitted.

4.	RENT.

a.              Base Rent. Subject to any specific provision of this Lease, Lessee shall pay to Lessor annual rent during Lease Year 1 in the sum of ____________________ and __/100 Dollars ($___________) payable in monthly installments of ______________________ and __/00 Dollars ($__________) each, all such rental installments to be due and payable in advance on the 1st day of each calendar month for and during the Term of this Lease. Rental for any partial month shall be prorated on the basis of a thirty (30) day month.

b.              Adjusted Base Rent. At the beginning of Lease Year 2 and each successive Lease Year thereafter, the rent shall be increased by the greater of (i) three percent (3%) over the prior Lease Year, or (ii) an amount determined by multiplying the rent paid during the prior rent period by a fraction, the denominator of which shall be the Consumer Price Index (“CPI” as defined below) for the first month of the prior Lease Year and the numerator of which shall be the same CPI for the first month of the current Lease Year. Notwithstanding anything herein to the contrary, the adjusted rent amount determined hereunder shall never be less than the rent amount paid during the immediately preceding Lease Year. The term “CPI” means the Consumer Price Index - U.S. City Averages for All Urban Consumers - All Items (1982-84 = 100), of the United States Bureau of Labor Statistics. If the Bureau of Labor Statistics revises the manner in which such CPI is determined, Lessor may adjust the revised index to produce results equivalent, as nearly as possible, to those which would have been obtained if the CPl had not been so revised. If the 1982-84 average shall no longer be used as an index of 100, such change shall constitute a revision. If the CPI shall become unavailable to the public because publication is discontinued, or otherwise, Lessor will substitute therefor, a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available then a comparable index published by a major bank or other financial institution.

c.              The increased rent to be paid on account of the rent adjustment shall be paid in equal monthly installments in the same manner as provided for Base Rent.

d.              If a rental payment becomes overdue Lessee agrees to pay, in addition to such payment, as liquidated damages for such delay, a “late charge” in the amount often percent (10%) of the agreed rental payment for each month or fraction thereof that the rental payment becomes overdue. The parties agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment.

e.              All rental shall be paid to Lessor or its authorized agent at the address set out in the NOTICE paragraph below or at such other place as may be designated by Lessor from time to time. Delivery and payment of rent shall be deemed made only upon receipt of the applicable rent payment at the address of the Lessor set out in the NOTICE paragraph below; placing a rent payment in the mail shall not constitute delivery or payment of the rent.

5.	USE AND OCCUPANCY.

a.              Lessee shall use the Premises for warehouse purpose and for other uses permitted under applicable zoning ordinances and restrictive covenants. Lessee shall not use the Premises for personal habitation or any unlawful purpose.

b.              The Premises shall be open and accessible to Lessee twenty-four hours per day, seven days per week, including holidays. Lessee shall comply with all applicable statutes, ordinances, rules and regulations of federal, state and municipal government is applicable to Lessee’s use of the Premises.

6.             ALTERATIONS AND IMPROVEMENTS. Lessee may alter, improve and change the Premises with the written consent of Lessor which Lessor will not unreasonably withhold; provided, however, that the locating and relocating of moveable partitions, telephone and electrical outlets, light fixtures, equipment, and trade fixtures shall not be deemed alterations, improvements or changes to the Premises.

7.             MAINTENANCE AND REPAIRS; NET LEASE. During the term of this Lease Agreement, Lessee shall be responsible for all repairs and maintenance to the Premises, including without limitation, all repairs and maintenance of all structural components, all walls, doors and windows, the roof, the heating, ventilation and air conditioning systems, all parking and landscaped areas, all mechanical systems, and the plumbing and electrical systems, and shall return the Premises to the Lessor at the expiration of the term of the Lease in as good a state of repair as when the Lessee’s occupancy started, reasonable wear and tear excepted. Lessee further shall be responsible for all snow and ice removal from the Premises. If Lessee fails to make any repairs promptly and adequately, Lessor may, but need not, make the repair. In the event Lessor makes the repairs, Lessee shall promptly pay the reasonable costs of the repair incurred by Lessor. Lessee acknowledges that it is the intention of Lessor and Lessee that this is an absolute net lease, that the rental being paid under this lease is net to the Lessor, and that Lessor shall not be responsible for any repairs, maintenance, insurance, taxes, utilities or other costs arising from or related to the Premises.

8.             COMPLIANCE WITH CODES. All repairs, alteration, additions, or improvements made by Lessee shall comply with applicable building codes.

9.             TRADE FIXTURES AND SURRENDER OF PREMISES. All trade fixtures, merchandise, supplies, and equipment owned by Lessee and installed in the Premises shall remain the property of Lessee and at the end o[the term or any final extension thereof Lessee shal1 remove the same and peaceably yield up the Premises to Lessor in as good repair and condition as when delivered to it, excepting ordinary wear and tear, damage by fire, elements or casualty, or any damage not due to the negligence of Lessee; provided, however, that Lessee shall repair any damage to the Premises caused by the removal of its property.

10.            LESSEE’S SIGNS. Lessee may install its customary and usual signs on and adjacent to the Premises, subject to applicable zoning ordinances and restrictive covenants. All signs located on the Premises shall be in good taste so as not to detract from the general appearance of the Premises.

11.            UTILITY SERVICE.

a.              Lessee shall pay all charges for utility services including heat, air conditioning, water, gas, and electricity used on the Premises by Lessee.

b.              Lessee shall pay all charges for telephone installation and services to the Premises.

12.            MECHANIC’S LIENS. Any mechanic’s lien filed against the Premises for work or materials furnished to either Lessor or Lessee shall be discharged by such respective party responsible therefor prior to the commencement of any legal action to perfect the same.

13.	ACCESS BY LESSOR.

a.              Lessor, at reasonable times and frequency, shall have the right to enter the Premises to examine the same, to show them to prospective purchasers, mortgagees, or lessees and to make such repairs, alterations, improvements or additions required hereunder without the same constituting an eviction of Lessee in whole or in part. Rent shall not abate while any repairs, alterations, improvements or additions are being made provided that Lessor shall proceed expeditiously with the same and without unreasonable interference or interruption to Lessee’s use of the Premises.

b.              If Lessee shall not have exercised its right to extend the term within the required time, Lessor may post a customary sign on the Premises advertising the property for lease or sale, but no sign shall be posted in any window or doorway of the store portion of the Premises.

14.	PAYMENT OF PROPERTY TAXES.

a.              During the term of this Lease, as additional rental, Lessee shall be responsible for the payment of all real estate and personal property taxes (“Property Taxes”) levied against the Premises including such taxes for the year 2007. Lessor shall furnish Lessee with a copy of each tax statement, and Lessee shall promptly pay when due all Property Taxes and special assessments lawfully levied against the Premises.

b.              Lessee shall pay promptly all personal property taxes lawfully levied against personal property of any kind upon or about the Premises.

15.	PERSONAL INJURY AND PROPERTY DAMAGE INSURANCE.

a.              Lessee shall indemnify Lessor and save it harmless from and against any and all claims, liability and expense for damages to any person or property in, on, or about the Premises arising out of the acts or neglect of Lessee. As additional rental, Lessee shall procure and keep in effect during the entire term hereof public liability and property damage insurance in which the limits of public liability shall be at least One Million Dollars ($1,000,000.00) combined single limit coverage, and shall cause Lessor to be named as an insured party therein to the extent of its interest.

b.              As additional rental, Lessee shall carry fire and extended coverage insurance on all of the buildings and improvements on the Premises in an amount equal to the replacement value thereof and such insurance coverage shall be adjusted as needed to reflect change in property values. Said insurance shall insure against such hazards as arc included in a standard extended coverage endorsement.

c.              Lessee shall cause Lessor to be named as an additional insured on all insurance policies described in this section 15 and shall provide Lessor with certificates of insurance or copies of all such policies as evidence thereof.

16.	DAMAGE TO PREMISES.

a.              In the event the Premises or any material portion thereof or any adjoining property shall be damaged by fire or other casualty during the term hereof so as to render the Premises untenantable, Lessee shall promptly restore the Premises to its previous condition, and rent shall not abate during any such period.

b.              Lessor and Lessee hereby release and discharge each other and any employee or representative of each from liability whatsoever hereafter arising from loss, damage, or injury caused by fire or other casualty for which insurance is required to be carried hereunder by the injured party at the time of such loss, damage, or injury to the extent of any recovery by the injured party under such insurance, provided such insurance permits a waiver of liability and subrogation rights.

17.          EMINENT DOMAIN. If the whole or any material pan of the Premises or any building in which the Premises are located, or more than fifty percent (50%) of any parking area which is a part of the Premises, shall be taken by or conveyed to any public authority under the power of eminent domain or by private purchase in lieu thereof, then and in that event:

a.              Lessee shall be entitled to terminate this lease in its discretion;

b.              Lessor and Lessee shall share in the proceeds arising from condemnation or the threat thereof in accordance with their respective interests in the Premises; and

c.              Nothing contained herein shall be deemed or construed to prevent Lessor or Lessee from enforcing and prosecuting a claim for the value of their respective interests in a condemnation proceeding brought against either under a power of eminent domain.

18.          BANKRUPTCY. In the event the Premises or any rights therein shall be levied on by execution or other process of law by a creditor of either party, or if either party shall be adjudged bankrupt or insolvent, or if any receiver shall be appointed for the business and properly of either party, or if any assignment shall be made of either party’s property for the benefit of creditors, thereby diminishing any right or privilege granted by this lease to the other party, then the other party may terminate this lease forthwith.

19.          FORCE MAJEURE. Neither party hereto shall be required to perform any term, condition, or covenant of this lease during such time performance, after the exercise of due diligence to perform is delayed or prevented by acts of God, civil riots, organized labor disputes, or governmental restrictions.

20.          WARRANTIES AND REPRESENTATIONS BY LESSOR. In addition to any other warranties and representations by Lessor contained herein. Lessor expressly warrants and represents to Lessee:

a.              That the Premises are properly zoned and improved to permit the use thereof by Lessee for its purposes staled in this lease; and

b.              That Lessor has not covenanted or agreed with anyone to restrict the use of the Premises for Lessee’s purposes and Lessor knows of no covenants, agreements or restrictions affecting the Premises which would prohibit or restrict such use by Lessee; and

c.              That Lessor owns the Premises; and

d.              That to the best of Lessor’s knowledge and belief, the Premises is not identified on the current or proposed (i) National Priorities List under 40 C.R.F. § 300, (ii) Comprehensive Environmental Response Compensation and Liability Inventory System (“CERCLIS”) list, or (iii) any list arising from a state statute similar to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. (“CERCLA”). To the best of Lessor’s knowledge and belief, there are no present or past actions, activities, circumstances, conditions, events or incidents affecting the Premises that could form the basis for assertion of any claim against the Lessee under any Federal, state or local law or regulation relating to protection of human health or the env ironment, including, without limitation, any release (as defined in CERCLA, or in any applicable state or local law or regulations) or chemicals, pollutants, contaminants, wastes or toxic substances, including, without limitation, the [allowing: (i) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et sec., or in any applicable state or local law or regulation; (ii) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation: (iii) chemical substances or mixtures, as defined in the Toxic Substances Control Act, 15 U.S.C. § 2601 et sec., or in any applicable state or local law or regulation; (iv) pesticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 135 et sec.; or in any applicable stale or local law or regulation; or (v) crude oil or fractions thereof, gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos or urea formaldehyde; (collectively, “Hazardous Materials”). To the best of Lessor’s knowledge and belief, there arc currently no underground storage tanks existing on the Premises, and no underground storage tanks have existed on the Premises which are or were used to store Hazardous Materials of any kind.

21.          HAZARDOUS SUBSTANCES. Lessee shall not cause or permit any Hazardous Materials to be used, stored, generated, or disposed of on, in, or about the Premises. If any Hazardous Materials are used, stored, generated, or disposed of on, in, or about the Premises, except pursuant to Lessor’s prior written consent, or if any part of the Premises becomes contaminated in any manner for which Lessee is legally liable, then Lessee shall indemnify and hold Lessor harmless from any and all claims, damages, lines, judgments, penalties, costs, liabilities and/or losses (including without limitation, a decrease in the value of the Premises, damages caused by loss or restriction of rentable or usable space, damages caused by adverse impact on marketing of space, and any and all sums paid for settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) arising during or after the Lease term or any renewal thereof and arising in connection with such Hazardous Materials or contamination. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any clean-up, removal, or restoration mandated or conducted by or on behalf of any federal, state or local agency or political subdivision. Without limitation of the foregoing, if Lessee causes or permits the presence of any Hazardous Materials on the Premises and that results in contamination, then Lessee shall promptly, at its sole expense, take any and all necessary or appropriate actions to return the Premises to the condition existing prior to the presence of any such Hazardous Materials. Lessee shall first obtain Lessor’s written approval for any such remedial action.

22.          QUIET ENJOYMENT BY LESSEE. Lessor covenants that if Lessee performs all the terms, conditions and covenants of this lease to be performed by Lessee, Lessee shall peaceably and quietly hold and enjoy the Premises for Lessee’s purposes for the term hereof without hindrance or interruption.

23.          ASSIGNMENT AND SUBLEASING BY LESSEE. Lessee shall not allow or permit any transfer or conveyance of this Lease or any interest under it or any lien upon Lessee’s interest by operation of law, or assign or convey this Lease or any interest under it, or sublet the Premises or any part thereof, without the prior written consent of Lessor which will not be unreasonably withheld. Notwithstanding anything herein to the contrary, Lessee may assign this Lease to any subsidiary or affiliate with the written consent of Lessor.

24.          REMEDIES. All rights and remedies of Lessor herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

a.              Lessee shall pay a late fee equal to five percent (5%) of each monthly installment of rental required in Section 4 herein, not received by the Lessor within ten (10) days from the date that the same shall became due. The assessment, and or acceptance of a late fee by the Lessor shall not be deemed a waiver by Lessor of any other remedies available to Lessor under the terms of this Lease Agreement or the applicable laws of the State of North Carolina.

b.              In the event Lessee fails to make any other payment to Lessor, as provided for under this Lease Agreement, on the date it is due Lessee shall pay interest at a variable per annum rate equal to the “prime rate” (or its substantial equivalent) as announced by Branch Banking & Trust Company (or its successor) as adjusted monthly, plus four percent (4%) per annum on the overdue payment from the date the payment is due until final payment is made.

c.              In the event (a) the leasehold created hereby shall be taken in execution or by other process of law, (b) Lessee shall (i) file a petition in bankruptcy or have such a petition filed against it, which petition is not dismissed within thirty (30) days, or (ii) be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, (c) a receiver or trustee of the property of Lessee shall be appointed by reason of Lessee’s insolvency or inability to pay its debts, or (d) any assignment shall be made of Lessee’s property for the benefit of its creditors, then and in any of such events, Lessor may terminate this Lease by written notice to Lessee and Lessor shall be entitled to recover damages in an amount equal to the then-present value of the basic rent reserved under Section 4 o[this Lease for the remainder of the stated term hereof.

d.              If Lessee defaults in the payment of Rent and such default continues for ten (10) days after Lessor’s notice thereof to Lessee, or if Lessee defaults in the prompt and full performance of any other provision of this Lease, Lessor may, i[Lessor so elects, but not otherwise, forthwith terminate this Lease and Lessee’s rights to possession of the Premises by written notice to Lessee and Lessor shall be entitled to recover damages in an amount equal to the then-present value of the basic rent reserved under Section 4 of this Lease for the remainder of the stated term hereof.

e.              Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Lessee’s rights to possession without termination of the Lease, Lessee shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Lessor, and Lessee hereby grants to Lessor full and free license to enter into and upon the Premises in such event in accordance with applicable laws (including applicable C0U11 rules) and to repossess the Premises as of Lessor’s former estate and to expel or remove Lessee and any others who may be occupying or within the Premises and to remove any and all property therefrom, in accordance with applicable laws (including court rules), without being deemed guilty of trespass, eviction or forcible entry or detainer, and without relinquishing Lessor’s rights to rental or any other right given to Lessor hereunder or by operation of law.

f.              If Lessee abandons the Premises or is otherwise in default of Its obligations hereunder, Lessor may elect to terminate Lessee’s right to possession only, without terminating the Lease, and upon such termination of the Lessee’s right of possession, Lessor may at Lessor’s option enter into the Premises, remove Lessee’s property (not including retail merchandise) and other evidences of tenancy, without such entry and possession terminating the Lease or releasing Lessee, in whole or in part, from Lessee’s obligation to pay the rent hereunder for the full term, and in any such case, Lessee shall pay forthwith the Lessor a sum equal to the entire amount of the rent reserved under Section 4 of this Lease for the remainder of the stated term plus any other sums then due hereunder. Upon and after entry into posses sion without termination of this Lease, Lessor may, but need not, relet the Premises or any part thereof for the account of Lessee to any person, firm, or corporation other than Lessee for such rent for such time and upon such terms as Lessor in Lessor’s sole discretion shall determine. Lessor shall not be required to accept any tenant offered by Lessee or to observe any instruction given by Lessee about such reletting. In any case, Lessor may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by Lessor necessary or desirable, and Lessee shall, upon demand, pay the cost thereof, together with Lessor’s expenses of the reletting. If the consideration collected by Lessor upon any such reletting for Lessee’s account is not sufficient to pay monthly the full amount of the rent reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating and Lessor’s expenses, Lessee shall pay to Lessor the amount of each monthly deficiency upon demand; and if the consideration so collected from any such reletting is more than sufficient to pay the full amount of the rent reserved herein, together with the costs and expenses of Lessor, Lessor at the end of the stated term of the Lease, shall account for the surplus to Lessee.

g.              In the event any lien upon Lessor’s title results from any act or neglect of Lessee, and Lessee fails to remove said lien within ten (10) days after Lessor’s notice to do so, Lessor may remove the lien by paying the full amount thereof or otherwise and without any investigation or contest of the validity thereof, and Lessee shall pay Lessor upon request the amount paid out by Lessor in such behalf, including Lessor’s costs, expenses and counsel fees.

h.              In addition to the remedies enumerated herein. Lessor shall have the right to pursue any right or remedy to which Lessor is entitled, under applicable law, for any breach of this Lease.

25.          NON-WAIVER OF DEFAULT. Waiver of any breach of the terms, conditions, or covenants of this lease or the nonperformance of the same for any particular time shall not be construed as a waiver of any succeeding breach of the same or another term, condition, or covenant hereof, and the consent, approval, or acquiescence by Lessor or Lessee to any breach shall not waive or render unnecessary such consent or approval to or of any subsequent similar breach.

26.          HOLDING OVER. If Lessee holds over after termination of this lease, the tenancy thereafter shall be from month to month, subject to all terms, conditions and covenants or this lease unless otherwise agreed by the parties hereto, and Lessee shall pay rent therefor in an amount equal to double the rate payable at the termination of this Lease unless otherwise agreed in writing by Lessor. Lessor’s acceptance of any rent after holding over begins does not renew this Lease. This provision does not waive Lessor’s rights of re-entry or any other right hereunder, or any right as made or provided by law.

27.          RECORDING OF LEASE. Lessee shall not record this lease without written consent of Lessor, however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so called “short form” of this lease for the purpose of recordation in such form as required for recordation.

28.          ENTIRE AGREEMENT. This lease shall constitute the entire agreement or the parties hereto and any prior agreement between the parties relating to the Premises, whether written or oral, is merged herein and shall be of no separate force and effect and this lease shall only be changed, modified or discharged by agreement in writing signed by both parties hereto.

29.          EXERCISE OF RIGHTS AND NOTICE. The exercise of any right or privilege or the giving of any notice by a party hereunder shall be effective upon actual receipt by any method or by mailing by registered or certified United States mail, return receipt requested, postage prepaid and properly addressed as follows:

a.	If to Lessor:	Wal-Pat, LLC
303 Bremerton Drive
Greenville, NC 27858

or at such other address as Lessor may designate by written notice; and

b.	If to Lessee:	Flanders/Prescisionaire Corp.
2399 26th Avenue North
St. Petersburg, FL 33713

or to the Premises after Lessee has taken occupancy or at such other address as Lessee may designate by written notice.

30.          APPLICABLE LAW. This lease shall be governed by, and construed in accordance with the laws of the state where the Premises is located. If any provision or this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease shall not be affected thereby and each provision of the lease shall be valid and enforceable to the fullest extent permitted by law.

31.          BENEFIT OF AGREEMENT. The terms, conditions and covenants contained in this lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

32.          SUBORDINATION TO MORTGAGE. This Lease is subject and subordinate at all times to the lien of any mortgage which may now or hereafter affect the Premises and to all renewals, modifications, amendments, consolidations, replacements, and extensions thereof. Lessee shall execute and deliver any instrument which may be reasonably required by the Lessor in confirmation of such subordination promptly upon the Lessor’s request. The Lessor, however, shall exercise its best efforts to arrange with the holder of any such underlying lease or mortgage for an agreement that if, by foreclosure or otherwise, such holder, or any successor in interest, shall come into possession of the leased property, or shall become the owner of the leased property, or shall take over the rights of the Lessor in the leased property, it will not disturb the possession, use, or enjoyment of the leased property by the Lessee, its successors or assigns, nor disaffirm this Lease or the Lessee’s rights or estate hereunder, so long as all of the obligations of the Lessee are fully performed in accordance with the terms of this Lease.

33.          ESTOPPEL CERTIFICATE. Lessee agrees within ten (10) days after request therefor by Lessor to execute in recordable form and deliver to Lessor a written certificate, certifying (a) that this Lease is in full force and effect, (b) the date of commencement of the term of this Lease and the amount of rental payable under the Lease, (c) that rent is paid currently without any off-set, reduction, claim or defense thereto, (d) the amount of rent, if any, paid in advance, (e) that there are no actions, whether voluntary or involuntary, pending against the Lessee under the bankruptcy laws of the United States or any similar state law, and (f) that there are no uncured defaults by Lessor or stating those claimed by Lessee, provided that in the case of the foregoing in clauses (a) through (f), in fact, such [acts are accurate and ascertainable.

34.          CAPTIONS. The captions contained in this agreement are for convenience of reference only, and they shall not be interpreted to affect the meaning of this agreement in any way.

35.          SEPARATE COUNTERPARTS. This agreement may be executed in separate counterparts which shall collectively and separately be considered one and the same agreement.

[signatures to follow on next page]

IN WITNESS WHEREOF, Lessor and Lessee have signed and sealed this lease as of the day and year first above written.

LESSOR:

Wal-Pat, LLC

By:
Robert R. Amerson, Manager

LESSEE:

Flanders/Precisionaire Corp.

By:

Its:

EXHIBIT A

Legal Description